Exhibit 5.1

Glenn & Glenn

Attorneys at Law

124 Main Street, Suite 8

   New Paltz NY 12561

Telephone 845.256.8035

Fax: 845.255.1814

                                                                                                                                                                                                                    February 15, 2011

L & L Energy, Inc.

130 Andover Park East, Suite 200

Seattle, Washington 98188

            Re.: Form S-8 Registration Statement file no. 333-

Gentlemen:

            We have represented L & L Energy, Inc. (the “Company”) in connection with that certain registration statement on Form S-8 (SEC File No 333-________) which registers the issuance and sale of 4,200,000 shares of the Company’s common stock (the “Stock”).

 We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are opining herein as to the effect on the subject transaction only of the laws of the State of Nevada, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Subject to the foregoing, it is our opinion that (i) the Stock has been duly authorized by the Company, and the Stock, when issued upon the terms described in the Registration Statement will be, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.”

                                                                                                                                                                                                          Yours truly

                                                                                                                                                                                                          Glenn & Glenn Law LLP

                                                                                                                                                                                                           By: /s/ D. Roger Glenn